UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 12, 2023

Global Net Lease, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-37390	45-2771978
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Fifth Avenue, 30th Floor
New York, New York 10019
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.01 par value per share	GNL	New York Stock Exchange
7.25% Series A Cumulative Redeemable Preferred Stock, $0.01 par value share	GNL PR A	New York Stock Exchange
6.875% Series B Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	GNL PR B	New York Stock Exchange
7.50% Series D Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	GNL PR D	New York Stock Exchange
7.375% Series E Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	GNL PR E	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

Completion of REIT Merger and Internalization

This Current Report on Form 8-K is being filed in connection with the consummation on September 12, 2023 (the “Closing Date”) of the transactions contemplated by (1) that certain Agreement and Plan of Merger, dated May 23, 2023 (the “REIT Merger Agreement”), by and among Global Net Lease, Inc., a Maryland corporation (“GNL” or the “Company”), Global Net Lease Operating Partnership, L.P., a Delaware limited partnership (“GNL OP”), Osmosis Sub I, LLC, a Maryland limited liability company and wholly-owned subsidiary of GNL (“REIT Merger Sub”), Osmosis Sub II, LLC, a Delaware limited liability company and wholly-owned subsidiary of GNL OP (“OP Merger Sub”), The Necessity Retail REIT, Inc., a Maryland corporation (“RTL”) and The Necessity Retail REIT Operating Partnership, L.P., a Delaware limited partnership (“RTL OP”) (such transactions, the “REIT Merger”), and (2) that certain Agreement and Plan of Merger, dated May 23, 2023 (the “Internalization Agreement”) by and among GNL, RTL, GNL Advisor Merger Sub LLC, a Delaware limited liability company and a wholly-owned subsidiary of GNL OP (the “GNL Advisor Sub”), GNL PM Merger Sub LLC, a Delaware limited liability company and a wholly-owned subsidiary of GNL OP (the “GNL PM Sub”), RTL Advisor Merger Sub LLC, a Delaware limited liability company and a wholly-owned subsidiary of GNL OP, RTL PM Merger Sub LLC, a Delaware limited liability company and a wholly-owned subsidiary of GNL OP (the “RTL PM Sub”), GNL OP, RTL OP, AR Global Investments, LLC, a Delaware limited liability company (“Advisor Parent”), Global Net Lease Special Limited Partnership, LLC, a Delaware limited liability company and an indirect wholly-owned subsidiary of Advisor Parent (“GNL SLP”), Necessity Retail Space Limited Partner, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Advisor Parent (“RTL SLP”), Global Net Lease Advisors, LLC, a Delaware limited liability company and a wholly-owned subsidiary of GNL SLP (“GNL Advisor”), Global Net Lease Properties, LLC, a Delaware limited liability company and a wholly-owned subsidiary of GNL SLP (“GNL Property Manager”), Necessity Retail Advisors, LLC, a Delaware limited liability company and a wholly-owned subsidiary of RTL SLP (“RTL Advisor”), and Necessity Retail Properties, LLC, a Delaware limited liability company and a wholly-owned subsidiary of RTL SLP (“RTL Property Manager”), entered into for the purposes of effecting an internalization of the advisory and property management functions of GNL and GNL OP post-REIT Merger (collectively, the “Internalization” and together with the REIT Merger, the “Transactions”).

Pursuant to the terms and conditions of the REIT Merger Agreement, at the effective time of the REIT Merger on the Closing Date (the “REIT Merger Effective Time”), RTL merged with and into REIT Merger Sub, with REIT Merger Sub continuing as the surviving entity and a wholly-owned subsidiary of GNL, and immediately after the REIT Merger Effective Time, OP Merger Sub merged with and into RTL OP, with RTL OP continuing as the surviving entity. Pursuant to the terms and conditions of the Internalization Agreement, at the effective time of the Internalization (the “Internalization Effective Time”), (i) GNL Advisor Sub merged with and into GNL Advisor, with GNL Advisor continuing in existence; (ii) GNL PM Sub merged with and into GNL Property Manager, with GNL Property Manager continuing in existence; (iii) RTL Advisor Merger Sub LLC merged with and into RTL Advisor, with RTL Advisor continuing in existence; and (iv) RTL PM Sub merged with and into RTL Property Manager, with RTL Property Manager continuing in existence.

Copies of the REIT Merger Agreement and the Internalization Agreement were previously filed as Exhibit 2.1 and Exhibit 2.2, respectively, to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 26, 2023 (the “Signing Form 8-K”) and are incorporated by reference herein. The descriptions of the REIT Merger Agreement and the Internalization Agreement contained in this Current Report on Form 8-K are not complete and are qualified in their entirety by reference to the full text of the Agreements.

In connection with the Transactions, GNL and RTL filed a Joint Proxy Statement/Prospectus included in a Registration Statement on Form S-4 filed by GNL on July 6, 2023, which became effective on July 18, 2023 (the “Joint Proxy Statement/Prospectus”).

Item 1.01. Entry into a Material Definitive Agreement.

Amended Credit Facility

In connection with the Transactions, on September 12, 2023, GNL entered into a second amendment (the “GNL Credit Facility Amendment”) to its Second Amended and Restated Credit Agreement, dated April 8, 2022, by and among GNL OP, as borrower, GNL and the other guarantors party thereto (including RTL OP, RTL OP GP, REIT Merger Sub, and certain of RTL OP’s subsidiaries), KeyBank National Association, as agent, and the other lender parties thereto (as amended to date, the “GNL Credit Facility”) in order to, among other things, repay the outstanding indebtedness and obligations of RTL under the Amended and Restated Credit Agreement, dated as of October 1, 2021, by and among RTL OP, RTL and the other guarantors party thereto, BMO Harris Bank N.A., as administrative agent, and the other lender parties thereto (the “RTL Credit Facility”). GNL exercised the existing “accordion feature” on the GNL Credit Facility and increased the aggregate total commitments under the GNL Credit Facility by $500 million from $1.45 billion to $1.95 billion to repay and terminate the RTL Credit Facility and to create additional availability after the closing of the REIT Merger. The sublimits for letters of credit and swing loans were also each increased from $50 million to $75 million. The GNL Credit Facility Amendment also includes modifications to the change of control events to reflect the changes to the board composition and management of GNL following the REIT Merger and other modifications to account for multi-tenant properties for the credit support of additional eligible unencumbered properties that are owned by the subsidiaries of RTL OP that serve as guarantors under the GNL Credit Facility. The GNL Credit Facility will mature on October 8, 2026, subject to GNL OP’s right, subject to customary conditions, to extend the maturity date by up to two additional six-month terms.

The pricing of the GNL Credit Facility, the calculation of availability under the GNL Credit Facility and the other provisions relating to prepayments, operating covenants (including the restrictions on distributions and the financial maintenance covenants further described below), events of default, and the terms of the existing guaranty remain substantially consistent with the terms in effect prior to the execution of the GNL Credit Facility Amendment.

Unless GNL has obtained and maintained, from at least two rating agencies, a credit rating of at least BBB- from S&P Global Inc. or Fitch Ratings Inc. or at least Baa3 from Moody’s Investor Service, Inc., there is a limit on the amount of dividends that GNL may pay to its investors equal to 100% of adjusted funds from operations (“AFFO”) (calculated as of the last day of the most recently ended fiscal quarter for the four quarter period ending on such date) (provided that, for one fiscal quarter every calendar year, such amount may exceed 100% of AFFO but not exceed 105% of AFFO). However, notwithstanding the preceding sentence, GNL is permitted to make restricted payments (including the making of distributions and share repurchases) in an amount required to be paid by GNL in order for it to (x) maintain its real estate investment trust (“REIT”) status for federal and state income tax purposes and (y) avoid the payment of federal and state income or excise tax. During a payment or bankruptcy event of default, restricted payments by GNL will only be permitted up to the minimum amount needed to maintain GNL’s status as a REIT for federal and state income tax purposes.

The following summarizes the financial maintenance covenants of the GNL Credit Facility:

•	Maximum Leverage Ratio. The ratio of (i) indebtedness to (ii) total asset value cannot exceed 60.0%; provided that GNL OP will have the option to increase this limit to 65% for the two consecutive quarters following a material acquisition, not to be exercised more than three times during the term of the GNL Credit Facility.

•	Minimum Fixed Charge Coverage Ratio. The ratio of (i) Adjusted EBITDA to (ii) fixed charges for the most recent full fiscal quarter, annualized, cannot be less than 1.60 to 1.0.

•	Maximum Secured Leverage Ratio. The ratio of (i) secured indebtedness to (ii) total asset value cannot exceed 45.0%; provided that GNL will have the option to increase the foregoing limit to 50% for the two consecutive quarters following a material acquisition, not to be exercised more than three times during the term of the GNL Credit Facility.

•	Maximum Secured Recourse Debt Ratio: The ratio of (i) secured recourse debt to (ii) total asset value cannot exceed 15%.

•	Minimum Tangible Net Worth. Tangible net worth cannot at any time be less than (i) 80% of the tangible net worth on the closing date of the GNL Credit Facility Amendment plus (ii) an amount equal to 80% of net equity offering proceeds received by GNL after the closing date of the GNL Credit Facility Amendment.

•	Maximum Unencumbered Leverage. The ratio of (i) unsecured indebtedness to (ii) unencumbered asset value cannot exceed 60%.

•	Unencumbered Debt Service Coverage Ratio. The ratio of (i) unencumbered net operating income for the most recent full fiscal quarter, annualized, to (ii) the implied debt service, cannot be less than 1.50 to 1.0.

The above description of the GNL Credit Facility Amendment is a summary and is qualified in its entirety by the terms of the GNL Credit Facility Amendment, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

GNL and RTL Supplemental Indentures

In connection with the Transactions, on September 12, 2023, GNL, GNL OP, and the other parties thereto entered into a supplemental indenture (the “RTL Supplemental Indenture”) to assume the obligations of RTL and RTL OP with respect to the RTL Senior Notes (as defined below) and under RTL’s indenture, dated October 7, 2021, by and among RTL, RTL OP, the guarantors party thereto and U.S. Bank Trust Company, National Association, as successor to U.S. Bank National Association, as trustee (as amended and supplemented to date, the “RTL Indenture”) and governing the $500 million 4.500% Senior Notes due 2028 issued by RTL and RTL OP (the “RTL Senior Notes”). The RTL Senior Notes, which were issued at par, mature on September 30, 2028 and accrue interest at a rate of 4.500% per year. Interest is payable semi-annually in arrears on March 30 and September 30 of each year. The RTL Senior Notes do not require any principal payments prior to maturity.

Additionally, each of the guarantors under the GNL Credit Facility not a party to the RTL Indenture prior to the REIT Merger Effective Time (the “New RTL Guarantors”) also entered into the RTL Supplemental Indenture, whereby the New RTL Guarantors guaranteed the indebtedness under the RTL Indenture.

Under the RTL Indenture as assumed, GNL and GNL OP will be required to make an offer to repurchase all outstanding RTL Senior Notes at 101% of the principal amount thereof, plus accrued and unpaid interest, if a “Change of Control Triggering Event” occurs. A Change of Control Triggering Event means the occurrence of both (i) a change of control (as defined in the RTL Indenture), and (ii) a ratings decline (as defined in the RTL Indenture), which occurs if the ratings on the RTL Senior Notes are downgraded by at least two out of three applicable rating agencies (as defined in the RTL Indenture) within 60 days following public notice of the occurrence of the change of control, as compared to the applicable ratings of the RTL Senior Notes 60 days prior to the earlier of either the date of the change of control or the date of public notice thereof. The Transactions constitute a change of control under the RTL Indenture, and, accordingly, GNL and GNL OP would be required to redeem the RTL Senior Notes at 101% of the principal amount thereof if a ratings decline (as defined in the RTL Indenture) occurs.

In addition, as required by the terms of the indenture dated as of December 16, 2020, among GNL, GNL OP, the guarantors party thereto and U.S. Bank Trust Company, National Association, as successor to U.S. Bank National Association, as trustee (as amended and supplemented to date, the “GNL Indenture”) governing the $500 million 3.750% Senior Notes due 2027 issued by GNL and GNL OP, and the terms of the GNL Indenture, at the REIT Merger Effective Time, GNL, GNL OP and each of the guarantors under the GNL Credit Facility not a party to the GNL Indenture prior to the REIT Merger Effective Time (the “New GNL Guarantors”) entered into a supplemental indenture (the “GNL Supplemental Indenture”), whereby the New GNL Guarantors guarantee the indebtedness under both the GNL Indenture and the RTL Indenture.

The above description of the RTL Indenture, the RTL Supplemental Indenture and the GNL Supplemental Indentures is a summary and is qualified in its entirety by the terms of the RTL Indenture, the RTL Supplemental Indenture, and the GNL Supplemental Indentures, copies of which are attached hereto as Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively, and are incorporated by reference herein.

Assumption of RTL CMBS

In connection with the Transactions, on September 12, 2023, GNL became the non-recourse guarantor and provided an environmental indemnity in connection with that certain (i) Loan Agreement, dated as of July 24, 2020, by and among the entities listed on Schedule I thereto including certain subsidiaries of RTL OP, as borrowers, and Column Financial, Inc., as lender, as amended to date and assigned by Column Financial Inc. (the “RTL Column Loan Agreement”) and (ii) the Loan Agreement, dated as of August 30, 2023, among (w) Barclays Capital Real Estate Inc., (x) Société Générale Financial Corporation, (y) Bank of Montreal and (z) KeyBank National Association, as lenders, and certain subsidiaries of RTL OP, as borrowers (the “RTL Barclays Loan Agreement”). At the REIT Merger Effective Time, RTL OP, a subsidiary of GNL, continues to be the non-recourse guarantor and environmental indemnitor under that certain Loan Agreement, dated as of December 8, 2017, among Société Générale and UBS AG, as lenders, and certain subsidiaries of RTL OP, as borrowers, as amended to date and assigned by Société Générale and UBS AG (the “RTL SocGen and UBS Loan Agreement”).

The RTL Column Loan Agreement is a $715.0 million loan and is secured by, among other things, a first mortgage on approximately 363 single-tenant properties located in 41 states and the District of Columbia. The loan bears interest at a fixed rate of 3.743% and matures on August 6, 2025. The loan agreement also contains provisions pursuant to which, subject to certain conditions and limitations, mortgaged properties may be released or replaced and provisions related to circumstances under which all rent and other revenue received from the mortgaged properties will be directly deposited into a bank account controlled by the lender and used to pay obligations under the loan.

The RTL SocGen and UBS Loan Agreement provides for a $210.0 million loan with a fixed interest rate of 4.191% and a maturity date of January 1, 2028. The RTL SocGen and UBS Loan Agreement is secured by, among other things, mortgage liens on 12 retail properties in eight states.

The RTL Barclays Loan Agreement provides for a $260.0 million loan secured by, among other things, first priority mortgages on the borrowers’ interests in 29 multi-tenant properties owned across the United States. The loan has a 10-year term and is interest-only at a fixed rate of 6.44575% per year.

The above description is a summary and is qualified in its entirety by the terms of the RTL Column Loan Agreement, the Limited Recourse Guaranty in favor of Column Financial, Inc. dated July 24, 2020, the Environmental Indemnity Agreement dated as of July 24, 2020, the Limited Recourse Agreement dated as of September 12, 2023, the Environmental Indemnity Agreement dated as of September 12, 2023, the RTL SocGen and UBS Loan Agreement, the Guaranty of Recourse Obligations dated December 8, 2017 in favor of Societe Generale and UBS AG, the RTL Barclays Loan Agreement, the Guaranty Agreement, dated as of September 12, 2023, in favor of Barclays Capital Real Estate Inc., Société Générale Financial Corporation, Bank of Montreal, and KeyBank National Association, and the Environmental Indemnity Agreement, dated as of September 12, 2023, copies of which are attached hereto as Exhibit 10.2, Exhibit 10.3, Exhibit 10.4, Exhibit 10.5, Exhibit 10.6, Exhibit 10.7, Exhibit 10.8, and Exhibit 10.9, respectively, and are incorporated by reference herein.

Registration Rights and Stockholders Agreement

In connection with the Internalization Agreement, on September 12, 2023, GNL and Advisor Parent, GNL SLP, and RTL SLP

Bellevue Capital Partners, LLC, American Relaty Capital Global II Special LP LLC, AR Global Investments, LLC, Nicholas S. Schorsch, Nicholas S. Schorsch 2016 Grantor Retained Annuity Trust, MWM I, LLC, Shelley D. Schorsch, Edward M. Weil, Jr., William M. Kahane, and AR Capital LLC (collectively, the “Advisor Holders”) entered into a Registration Rights and Stockholders Agreement (the “Registration Rights and Stockholders Agreement”). Pursuant to the Registration Rights and Stockholders Agreement, GNL has agreed to, as soon as possible following the closing of the Transactions, file a registration statement or prospectus supplement providing for the registration and sale of any shares of GNL’s common stock, $0.01 par value per share (“GNL Common Stock”) beneficially owned by the Advisor Holders at the time of such filing (the “Resale Registration Statement”). GNL is required to use its reasonable best efforts to keep the Resale Registration Statement continuously effective for the period beginning on the date which the Resale Registration Statement becomes effective and ending on the earlier of (i) the date on which all of the Advisor Holders’ shares of GNL Common Stock may be resold without volume or manner of sale limitations pursuant to Rule 144, and (ii) the date that all of the Advisor Holders’ shares of GNL Common Stock registered under the Resale Registration Statement have been disposed of or withdrawn. Pursuant to the terms of the Registration Rights and Stockholders Agreement, the Advisor Holders are permitted to transfer their shares of GNL Common Stock to each of AR Capital Global Holdings, LLC and Bellevue Capital Partners, LLC, who may in turn distribute the share to its members, who may also transfer the shares to their family members, all of whom will be permitted successors and assigns to the rights and obligations under the Registration Rights and Stockholders Agreement with respect the transferred shares.

Amendments and Supplements

During the period that the Resale Registration Statement is effective, GNL will prepare and file with the SEC such amendments and supplements as may be necessary to keep the Resale Registration Statement effective and to comply with provisions of the Securities Act of 1933, as amended (the “Securities Act”) with respect to the disposition of the Advisor Holders’ shares of GNL Common Stock. GNL will file, as promptly as practicable and in any event within 20 business days, any supplement or post-effective amendment to add the Advisor Holders’ shares of GNL Common Stock to any shelf registration statement as is reasonably necessary to permit the sale of the Advisor Holders’ shares of GNL Common Stock.

Underwritten Offerings

The Registration Rights and Stockholders Agreement provides the Advisor Holders with demand rights for an underwritten offering of their shares of GNL Common Stock. GNL has agreed to reasonably cooperate with any such request and to take all other reasonable actions in connection therewith, including entering into certain agreements (including an underwriting agreement in customary form), making customary representations and warranties to the underwriters with respect to GNL’s business and the registration statement, obtaining customary opinions and negative assurance letters of counsel, obtaining customary “cold comfort” letters and updates thereof from GNL’s independent registered public accountants (to the extent permitted by applicable accounting rules and guidelines), and filing any supplements to the registration statement as may be necessary in order to enable the Advisor Holders’ shares of GNL Common Stock to be distributed in the underwritten offering.

If the Advisor Holders desires to engage in a block trade or bought deal pursuant to a shelf registration statement, the Advisor Holders may notify GNL of such block trade not less than five business days prior to the day such offering is first anticipated to commence. Upon such request, GNL will use its reasonable best efforts to facilitate the block trade or bought deal (which may close as early as two business days after the date it commences).

Piggyback Registration

Under the Registration Rights and Stockholders Agreement, the Advisor Holders have been granted certain piggyback registration rights. In particular, subject to certain specified exceptions, including sales by GNL in an “at-the-market” offering, if GNL proposes to conduct a registered offering or proposes to file a registration statement under the Securities Act with respect to an offering of its common equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, its common equity securities, then GNL will give written notice of such proposed offering to the Advisor Holders not less than three business days before the filing date of such registration statement or, in the case of an underwritten offering pursuant to a shelf registration statement, the launch date of such offering and include in such registered offering such number of the Advisor Holders’ shares of GNL Common Stock as the Advisor Holders may request.

Sale and Transfer Restrictions

Under the Registration Rights and Stockholders Agreement, Advisor Parent is prohibited from transferring any shares of GNL Common Stock issued pursuant to the Internalization on or before the date that is six months from the Internalization Merger Effective Time (as defined in the Registration Rights and Stockholders Agreement) without the prior written consent of GNL. Notwithstanding the foregoing, Advisor Parent may, beginning on the date that is 30 days following the Internalization Merger Effective Time, sell such shares of GNL Common Stock issued pursuant to the Internalization in transactions generating net proceeds of up to $85 million, provided that, during any three-month period, the amount of such shares transferred by Advisor Parent will not exceed the greater of (i) 1% of the then outstanding shares of GNL Common Stock or (ii) the average weekly reported trading volume of GNL Common Stock during the 4 weeks preceding the date of such transfer.

In addition, in the event of an underwritten offering of GNL Common Stock, the Advisor Holders will not effect any disposition of any shares of GNL Common Stock during the period (the “Offering Blackout Period”) beginning upon receipt by the Advisor Holders of written notice from GNL, but in any event no earlier than the 15th day preceding the anticipated date of pricing of such underwritten offering, and ending no later than 90 days after the closing date of such underwritten offering, and in no event for any longer period than is applicable to GNL’s directors and officers in connection with such underwritten offering. However, the Advisor Holders will not be required to observe or comply with the Offering Blackout Period if they are not disposing of any of shares of GNL Common Stock in such underwritten offering. Furthermore, such lockup will not prohibit the Advisor Holders from pledging their shares of GNL Common Stock pursuant to a bona fide margin loan or prevent the lender from exercising foreclosure remedies pursuant to such loan.

Board Nomination Right

The Advisor Holders have the right to designate one individual for nomination and election to GNL’s board of directors (the “GNL Board”), beginning at the first election of directors after both James L. Nelson and Edward M. Weil, Jr. are no longer serving on the GNL Board, provided that the Advisor Holders must hold at least 10% of the shares of GNL Common Stock then outstanding at any given time in order to exercise this right. Furthermore, the individual designated by the Advisor Holders must (i) not be affiliated with Advisor Parent, and (ii) satisfy the independence standards under Section 303A of the NYSE Listed Company Manual.

The above description of the Registration Rights and Stockholders Agreement is a summary and is qualified in its entirety by the terms of the Registration Rights and Stockholders Agreement, a copy of which is attached as Exhibit 10.10 hereto and incorporated by reference herein.

Item 1.02. Termination of a Material Definitive Agreement.

Termination of Advisory Agreement

On September 12, 2023, GNL terminated its Advisory Agreement, dated as of June 2, 2015, as amended, by and among GNL, GNL OP, and GNL Advisor.

Termination of Rights Agreement

On September 12, 2023, GNL and Equiniti Trust Company (f/k/a American Stock Transfer and Trust Company, LLC) (“Equiniti”), as Rights Agent, terminated the Company’s rights agreement, by and between the Company and Equiniti, dated April 9, 2020, as amended (the “Rights Agreement”). In connection with the termination of the Rights Agreement, all of the outstanding preferred stock purchase rights issued pursuant to the Rights Agreement were terminated and are no longer outstanding.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Completion of REIT Merger and Internalization

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.01.

On September 12, 2023, each of the REIT Merger and the Internalization became effective. As a result of the REIT Merger, the Company acquired the business of RTL, which, immediately prior to the REIT Merger Effective Time, owned a portfolio of 989 properties. As a result of the Internalization, GNL has internalized its advisory and property management services previously provided by affiliates of Advisor Parent, and will now operate as an internally managed REIT with a portfolio of 1,306 properties.

REIT Merger Consideration

GNL Common Stock

Pursuant to the terms and subject to the conditions of the REIT Merger Agreement, each issued and outstanding share of RTL’s Class A Common Stock, $0.01 par value per share (“RTL Class A Common Stock”) (other than shares of RTL Class A Common Stock held by RTL’s subsidiaries, GNL, and GNL’s subsidiaries, which were cancelled in accordance with the terms of the REIT Merger Agreement), was converted into the right to receive 0.670 shares of GNL Common Stock upon the closing of the REIT Merger (the “Exchange Ratio”). RTL stockholders that would have been entitled to receive fractional shares of less than 1/1000th of a share will have their shares aggregated and rounded up to the nearest 1/1,000th of a share of GNL Common Stock.

The Company issued approximately 93,432,927 shares of GNL Common Stock as consideration in the REIT Merger, and approximately 221,136 GNL Restricted Shares (as defined in the REIT Merger Agreement) subject to vesting conditions.

Preferred Stock

At the REIT Merger Effective Time, 7,933,711 issued and outstanding shares of RTL’s 7.50% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share and 4,595,175 issued and outstanding shares of RTL’s 7.375% Series C Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share, converted into the right to receive 7,933,711 shares of GNL’s 7.50% Series D Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share (“GNL Series D Preferred Stock”), and 4,595,175 shares of GNL’s 7.375% Series E Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share (“GNL Series E Preferred Stock”), respectively.

As of September 12, 2023, the shares of Series D Preferred Stock and Series E Preferred Stock issued pursuant to the REIT Merger are listed on the New York Stock Exchange under the trading symbols “GNL PR D” and “GNL PR E,” respectively.

Internalization Consideration

As consideration for the Internalization, GNL issued 29,614,825 shares of GNL Common Stock, valued at $325 million for purposes of the Internalization Agreement, to Advisor Parent (the “Advisor Shares”) and paid Advisor Parent $50 million in cash. The Advisor Shares were issued in a private placement exempt from registration pursuant to Section 4(a)(2) of the Securities Act. Pursuant to the terms of the Registration Rights and Stockholders Agreement (as discussed in Item 1.01 of this Current Report on Form 8-K), GNL will register the Advisor Shares for resale on the Resale Registration Statement, and Advisor Parent has certain board nomination rights.

RTL LTIP Units

Prior to the REIT Merger Effective Time, RTL Advisor distributed approximately 5,569,362 long-term incentive units of RTL OP (the “RTL LTIP Units”) representing that portion of the RTL LTIP Units that vested and became earned (the “RTL Earned LTIPs Units”) in accordance with the terms of the RTL Advisor Multi-Year Outplacement Performance Award as modified by the Internalization Agreement (the “Amended RTL 2021 Award”) to RTL SLP. As provided by the Internalization Agreement and the Amended RTL 2021 Award, the RTL Earned LTIP Units converted into a like number of restricted shares of RTL Class A Common Stock. These restricted shares were subsequently converted into the right to receive approximately 3,731,472 shares of GNL Common Stock at the REIT Merger Effective Time based on the Exchange Ratio. A priority catch-up distribution was paid in cash to RTL SLP in an amount of $9,586,264. RTL SLP is a party to the Registration Rights and Stockholders Agreement discussed in more detail in Item 1.01 of this Current Report on Form 8-K, and the Company will register the shares of GNL Common Stock issued.

GNL LTIP Units

Prior to the REIT Merger Effective Time, GNL Advisor distributed approximately 883,750 long-term incentive units of GNL OP (the “GNL LTIP Units”) representing that portion of the GNL LTIP Units that vested and became earned (the “GNL Earned LTIPs Units”) in accordance with the terms of the GNL Advisor Multi-Year Outplacement Performance Award as modified by the Internalization Agreement (the “Amended GNL 2021 Award”) to GNL SLP. As provided in the Internalization Agreement and the Amended GNL 2021 Award, the GNL Earned LTIP Units converted into a like number of shares of GNL Common Stock at the REIT Merger Effective Time. A priority catch-up distribution was paid in cash to GNL SLP in an amount of $2,863,350. The shares issued to GNL SLP in connection with the conversion of GNL LTIP Units were issued in a private placement exempt from registration pursuant to Section 4(a)(2) of the Securities Act. GNL SLP is a party to the Registration Rights and Stockholders Agreement discussed in more detail in Item 1.01 of this Current Report on Form 8-K.

Amendment to the Operating Partnership Agreement

On September 12, 2023, the Company, in its capacity as the general partner of the GNL OP, entered into a Tenth Amendment to the Second Amended and Restated Agreement of Limited Partnership of the GNL OP (the “Tenth Amendment”), to (i) implement the issuance of Series D Preferred Units and Series E Preferred Units to GNL, in its capacity as the general partner of the GNL OP, which are units of limited partnership in the GNL OP that have economic interests that are substantially similar to the designations, preferences and other rights of the GNL Series D Preferred Stock and the GNL Series E Preferred Stock, respectively, and (ii) to implement the issuance of additional limited partnership interests in the form of OP Units in connection with the issuances of the shares of GNL Common Stock upon the closing of the Transactions.

The foregoing description of the Tenth Amendment does not purport to be a complete description and is qualified in its entirety by reference to the Tenth Amendment, which is filed as Exhibit 4.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K under the captions “GNL and RTL Supplemental Indentures,” “Amended Credit Facility,” and “Assumption of RTL CMBS” is incorporated herein by reference to this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 of this Current Report on Form 8-K under the captions “Internalization Consideration” and “GNL LTP Units” is incorporated herein by reference to this Item 3.02.

Blackwells/Related Parties

As previously disclosed in our Current Report on Form 8-K filed with the SEC on June 4, 2023, RTL, GNL, and their affiliates entered into a Cooperation Agreement and Release (the “Blackwells/Related Agreement”) with Blackwells Capital LLC, Blackwells Onshore I LLC, Jason Aintabi, Related Fund Management, LLC, Jim Lozier, and Richard O’Toole (collectively the “Blackwells/Related Parties”).

Pursuant to the terms of the Blackwells/Related Agreement, at the REIT Merger Effective Time GNL issued to the Blackwells/Related Parties 1,600,000 shares of GNL Common Stock in a private placement exempt from registration pursuant to Section 4(a)(2) of the Securities Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 5.03 of this Current Report on Form 8-K under the captions “Changes to Bylaws” and “Board Declassification” is incorporated herein by reference.

Appointment of Co-Chief Executive Officers

In connection with the consummation of the Transactions, at the REIT Merger Effective Time, Edward M. Weil, Jr., who has served as a member of our Board since 2017, was appointed as Co-Chief Executive Officer of GNL, joining James L. Nelson, who has served as our Chief Executive Officer prior to the Transactions and will continue with Mr. Weil as Co-Chief Executive Officer. The previously announced employment agreement we entered into with Mr. Weil become effective as of the Internalization Effective Time. Also as of the Internalization Effective Time, GNL assumed the Employment Agreement, dated July 10, 2017, between Advisor Parent and James L. Nelson, as amended on March 24, 2022.

The employment terms of each of Mr. Weil and Mr. Nelson were previously disclosed in the Signing Form 8-K. Mr. Weil’s employment agreement was attached as Exhibit 10.3 to the Signing Form 8-K and is incorporated by reference herein. Mr. Nelson’s employment agreement, as assumed by GNL, is attached to this Current Report on Form 8-K as Exhibit 10.11 and incorporated by reference herein.

GNL Board of Directors

At the REIT Merger Effective Time, the GNL board of directors increased the size of the board of directors by three directors and, at or immediately after the REIT Merger Effective Time, the GNL board of directors appointed (i) each of Lisa D. Kabnick to the GNL Board as a director and Stanley R. Perla to the GNL Board as a Class I director to serve until GNL’s 2024 annual meeting of stockholders and until their respective successors are duly elected and qualify, and (ii) Leslie D. Michelson to the GNL Board to serve as a Class II director until GNL’s 2025 annual meeting of stockholders and until his successor is duly elected and qualifies. Each of Ms. Kabnick, Mr. Perla, and Mr. Michelson were determined to be “independent directors” under Section 303A.02 of the NYSE Listed Company Manual and the “Director Independence” standards of the Company’s Corporate Governance Guidelines, as amended from time to time.

To facilitate the previously announced declassification of the GNL Board, each of James L. Nelson and Edward M. Weil (i) resigned from the GNL Board as Class III directors at the REIT Merger Effective Time, and (ii) were immediately reappointed to the GNL Board to fill the vacancies resulting from their resignations and to serve until GNL’s 2024 annual meeting of GNL stockholders and until their respective successors are duly elected and qualify.

Mr. Perla was appointed chair of the Audit Committee of the GNL Board, replacing Dr. M. Therese Antone in that role. The committee memberships of Ms. Kabnick and Mr. Michelson have not yet been determined. Set forth below are the biographies of our newly appointed members of the Board:

Lisa D. Kabnick

Age 68. Director of RTL since 2015.

Lisa D. Kabnick has served as an independent director of RTL since August 2015 and lead independent director since March 2018. Ms. Kabnick has also served as RTL’s nominating and corporate governance committee chair since April 2016. Ms. Kabnick has been a senior advisor for Troutman Pepper Hamilton Sanders LLP (f/k/a Pepper Hamilton, LLP) since September 2017. Ms. Kabnick previously served as a Senior Advisor at Reed Smith LLP (“Reed Smith”) from January 2015 until September 2017 and previously was a partner at Reed Smith from January 2003 until December 2014. Prior to joining Reed Smith, Ms. Kabnick was a practicing attorney with Pepper Hamilton, LLP, where she became a partner in 1988. During her tenure in both firms, Ms. Kabnick has held various leadership positions. Since April 2015, Ms. Kabnick has been a member of the board of directors of The Philadelphia Inquirer, PBC, the publisher of the Philadelphia Inquirer and Daily News and operator of philly.com, where she is vice chair of the board and chairs the audit/finance committee. From January 2017 until January 2020, Ms. Kabnick served as a member of the board of directors of CFG Community Bank and a member of the risk management and compensation committees. From August 2013 until October 2015, Ms. Kabnick served as a member of the board of directors of Vertisense, Inc. (formerly known as Alcohoot, Inc.). From 2006 through 2013, Ms. Kabnick was a member of the board of directors of the Kimmel Center, the performing arts center in Philadelphia, Pennsylvania. Since 2001, Ms. Kabnick has been a member of the board of directors of the Ongava Game Reserve, a 125 square mile game reserve in Namibia. Ms. Kabnick has also served on a number of community and non-profit boards, including as a Northeast Trustee for the Boys and Girls Clubs of America, United Way of Greater Philadelphia and Southern New Jersey Council, Pennsylvania Ballet, and on the Trustee’s Council of Penn Women for the University of Pennsylvania. Ms. Kabnick has been the recipient of numerous awards and honors relating to her professional career, including being recognized in Chambers USA, Best Lawyers in America, and Pennsylvania Super Lawyers, and has been honored by Real Philly magazine in 2005 as Trailblazer Honoree and Woman of Distinction.

Leslie D. Michelson

Age 72. Director of RTL since 2017.

Leslie D. Michelson joined the RTL Board in February 2017 at the completion of RTL’s merger with RCA. Mr. Michelson had served as an independent director of RCA since November 2015. In addition, Mr. Michelson has served as an independent director of Franklin BSP Franklin Lending Corporation since January 2011, including as lead independent director since 2016, Franklin BSP Capital Corporation including as lead independent director since March 2020, and Franklin BSP Private Credit Fund including as lead independent director since October 2022. Mr. Michelson has served as an independent director of Health Care Trust Inc. since December 2015 including as Non-Executive Chair since October 2016.

Mr. Michelson previously served as an independent director of BDCA II from August 2014 until its liquidation and dissolution in September 2016 and an independent trustee RCIFT, a family of mutual funds advised by an affiliate of Advisor Parent from April 2013 until its dissolution in January 2017.

From April 2007 until February 2020, Mr. Michelson has served as the chairman and chief executive officer of Private Health Management, Inc., a company which assists corporate employees and their dependents, families and individuals obtain the best healthcare. Since March 2020 Mr. Michelson has served as executive chair and a director of Private Health Management, Inc. Mr. Michelson has served as a member of the Board of Advisors for the UCLA Fielding School of Public Health since October 2013. He has served as founder and chief executive officer of Michelson on Medicine, LLC since January 2011. Earlier in his career, Mr. Michelson served as a founder, investor, director and executive officer of multiple public and private companies, including foundations, in the healthcare, technology, finance and real estate industries. Mr. Michelson received his B.A. from The Johns Hopkins University in 1973 and a J.D. from Yale Law School in 1976.

Stanley R. Perla

Age 80. Director of RTL since 2013.

Stanley R. Perla has served as an independent director of RTL since April 2013. Mr. Perla has served as RTL’s audit committee chair since March 2018. Mr. Perla has served as an independent director of Hospitality Investors Trust, Inc. (formerly known as American Realty Capital Hospitality Trust, Inc.) since January 2014 and GTJ REIT, Inc. since January 2013. He currently chairs the audit committee at both companies. Mr. Perla previously served as a member of the board of directors and the chair of the audit committee of Madison Harbor Balanced Strategies, Inc. until its liquidation in 2017, as a trustee of AREIF from May 2012 until its liquidation in August 2016 and as an independent director of Global II from August 2014 until December 2016. Mr. Perla, a licensed certified public accountant, was with the firm of Ernst & Young LLP (“Ernst & Young”) for 35 years, from September 1967 to June 2003, the last 25 of which he was a partner. Mr. Perla served as Ernst & Young’s national director of real estate accounting, as well as on Ernst & Young’s national accounting and auditing committee. From July 2003 to May 2008, he was the director of Internal Audit for Vornado Realty Trust and from June 2008 to May 2011, he was the managing partner of Cornerstone Accounting Group, a public accounting firm specializing in the real estate industry and a consultant to the same firm from June 2011 to March 2012. From May 2012 until December 2015, Mr. Perla provided consulting services to Friedman LLP, a public accounting firm. His area of expertise for the past 40 years has been real estate and he was also responsible for the auditing of public and private companies. He is an active member of the National Association of Real Estate Investment Trusts (NAREIT) and the National Association of Real Estate Companies. In addition, Mr. Perla has been a frequent speaker on real estate accounting issues at numerous real estate conferences. Mr. Perla earned an M.B.A. in Taxation and a B.B.A. in Accounting from Baruch College.

Indemnification Agreements

On September 12, 2023, GNL entered into indemnification agreements (the “Indemnification Agreements”) with each of Lisa D. Kabnick, Stanley R. Perla, and Leslie Michelson (each an “Indemnitee” and collectively, the “Indemnitees”), as new members of the GNL Board, substantially in the form of indemnification agreements previously entered into by GNL with each of its executive officers and directors, to require the Company to indemnify the Indemnitees to the maximum extent permitted by Maryland law from and against all judgments, penalties, fines and amounts paid in settlement and expenses actually and reasonably incurred by such Indemnitee that may result or arise in connection with such Indemnitee serving in his or her capacity as a present or former director, officer, employee or agent of the Company or as a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any other foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving in such capacity at the request of the Company. Each of the Indemnification Agreements further provides that, subject to the limitations set forth in the Indemnification Agreement, the Company will, without requiring a preliminary determination of the Indemnitee’s ultimate entitlement of indemnification under the Indemnification Agreement, advance all reasonable expenses to the Indemnitee incurred by or on behalf of the Indemnitee in connection with any proceeding to which the Indemnitee is or is threatened to be made a party.

The above description of the Indemnification Agreements is a summary and is qualified in its entirety by the terms of the form of Indemnification Agreement, a copy of which is attached as Exhibit 10.12 hereto and incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended Bylaws

In connection with the REIT Merger, at the REIT Merger Effective Time, GNL amended its amended and restated bylaws (as so amended, the “Second Amended and Restated Bylaws”), to, among other things, remove the requirement that the GNL Board include two “managing directors” (which have previously been designated by the GNL Advisor).

The foregoing description is qualified in its entirety by the full text of the Second Amended and Restated Bylaws, a copy of which is attached as Exhibit 3.1 hereto and incorporated by reference herein.

Board Declassification and Articles Supplementary

As previously disclosed in the Signing Form 8-K, in connection with the closing of the Transactions, GNL elected to no longer be subject to Section 3-803 of the Maryland General Corporation Law (the “MGCL”) and will prohibit itself from electing to be subject to Section 3-803 of the MGCL unless the repeal of such prohibition is approved by the stockholders of GNL by the affirmative vote of at least a majority of the votes cast on the matter by stockholders entitled to vote generally in the election of directors (the “Declassification Election”). As the terms of the directors in each class expire, the successors to the directors in that class will be elected without classification, so that by the 2025 annual meeting of GNL stockholders, there will be no more classified directors on the GNL Board. Thereafter, all of the directors of GNL will be elected to serve until the following annual meeting of GNL stockholders and until their respective successors are duly elected and qualify.

On September 12, 2023, GNL filed articles supplementary (the “Declassification Articles Supplementary”) with the State Department of Assessments and Taxation of Maryland (“SDAT”) to implement the Declassification Election. A copy of the Declassification Articles Supplementary are attached hereto as Exhibit 3.2 and incorporated by reference herein.

Series D Preferred Stock and Series E Preferred Stock Articles Supplementary

In connection with the consummation of the REIT Merger, on September 8, 2023, GNL filed Articles Supplementary for each of the Series D Preferred Stock and the Series E Preferred Stock with the SDAT. The terms, preferences, privileges and restrictions of the Series D Preferred Stock and the Series E Preferred Stock are described in the Joint Proxy Statement/Prospectus under the captions “Description of GNL Shares – Preferred Stock - GNL Series D Preferred Stock” and “Description of GNL Shares – Preferred Stock -GNL Series E Preferred Stock,” respectively, which are incorporated by reference into this Item 5.03.

The foregoing description incorporated by reference into this Item 5.03 is qualified in its entirety by the full text of the Articles Supplementary setting for the terms of the Series D Preferred Stock and the Series E Preferred Stock, copies of which are attached hereto as Exhibit 3.3 and Exhibit 3.4, respectively, and incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On September 12, 2023, the Company issued a press release announcing the closing of the Transactions. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The press release is deemed to have been furnished, and shall not be deemed to have been filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed incorporated by reference into any filing under the Securities Act, or the Exchange Act regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of businesses or funds acquired.

The financial statements of RTL as of December 31, 2022 and 2021 and for each of the three years in the period ended December 31, 2022 included in RTL’s Annual Report on Form 10-K are filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference herein.

The unaudited financial statements of RTL as of and for the six months ended June 30, 2023 and the related notes included in RTL’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 are filed as Exhibit 99.3 to this Current Report on Form 8-K and incorporated by reference herein.

The combined financial statements of the Internalization Parties (Global Net Lease Advisors LLC, Necessity Retail Advisors, LLC, Global Net Lease Properties, LLC, and Necessity Retail Properties, LLC) for the years ended December 31, 2022 and 2021 are filed as Exhibit 99.4 to this Current Report on Form 8-K and incorporated by reference herein.

The unaudited combined financial statements of the Internalization Parties (Global Net Lease Advisors LLC, Necessity Retail Advisors, LLC, Global Net Lease Properties, LLC, and Necessity Retail Properties, LLC) as of June 30, 2023 and for the three and six months ended June 30, 2022 and 2023 are filed as Exhibit 99.5 to this Current Report on Form 8-K and incorporated by reference herein.

The combined statements of revenues and certain expenses of 81 properties from certain subsidiaries of CIM Real Estate Finance Trust, Inc. (the “CIM Portfolio”) for the year ended December 31, 2021 and the three months ended March 31, 2022 are filed as exhibit 99.6 to this Current Report on Form 8-K and incorporated by reference herein.

(b)	Pro Forma Financial Information.

The unaudited pro forma condensed combined financial statements of the combined company as of June 30, 2023, for the six months ended June 30, 2023 and for the year ended December 31, 2022 are filed as Exhibit 99.7 to this Current Report on Form 8-K and incorporated by reference herein.

(d)	Exhibits

Exhibit No.	Description
3.1	Second Amended and Restated Bylaws of Global Net Lease, Inc., effective September 12, 2023
3.2	Articles Supplementary of Global Net Lease, Inc., filed on September 12, 2023
3.3	Articles Supplementary for the Global Net Lease, Inc. 7.50% Series D Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share, as filed September 8, 2023 with the State Department of Assessments and Taxation of Maryland (incorporated by reference to Exhibit 3.5 to the Form 8-A filed by Global Net Lease, Inc. on September 8, 2023)
3.4	Articles Supplementary for the Global Net Lease, Inc. 7.375% Series E Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share, as filed September 8, 2023 with the State Department of Assessments and Taxation of Maryland (incorporated by reference to Exhibit 3.6 to the Form 8-A filed by Global Net Lease, Inc. on September 8, 2023)
4.1	Indenture, dated as of October 7, 2021, among The Necessity Retail REIT, Inc (f/k/a American Finance Trust, Inc.), The Necessity Retail REIT Operating Partnership, L.P.(f/k/a American Finance Operating Partnership, L.P.), the Guarantors party thereto and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 of The Necessity Retail REIT, Inc.’s Current Report on Form 8-K filed with the SEC on October 8, 2021)

4.2	RTL Supplemental Indenture dated September 12, 2023 by and among The Necessity Retail REIT, Inc, The Necessity Retail REIT Operating Partnership, L.P., Global Net Lease, Inc., the guarantors thereto and U.S. Bank Trust Company, National Association, as trustee
4.3	GNL Supplemental Indentures, dated September 12, 2023 by and among Global Net Lease, Inc., Global Net Lease Operating Partnership, L.P., The Necessity Retail REIT, Inc, the guarantors thereto and U.S. Bank Trust Company, National Association, as trustee
4.4	Tenth Amendment, dated as of September 12, 2023, to the Second Amended and Restated Agreement of Limited Partnership of Global Net Lease Operating Partnership, L.P., dated June 2, 2015
10.1	GNL Credit Facility Amendment dated September 12, 2023, by and among Global Net Lease Operating Partnership, L.P., as borrower, Global Net Lease, Inc. and the other guarantors party thereto, KeyBank National Association, as agent, and the other lender parties thereto
10.2	Loan Agreement, dated as of July 24, 2020, by and among the entities listed on Schedule I thereto, as borrowers, and Column Financial, Inc., as lender (incorporated by reference to Exhibit 10.1 to The Necessity Retail REIT, Inc.’s Current Report on Form 8-K filed on July 28, 2020 (File No. 001-38597))
10.3	Limited Recourse Guaranty, dated as of July 24, 2020, in favor of Column Financial, Inc. (incorporated by reference to Exhibit 10.2 to The Necessity Retail REIT, Inc.’s Current Report on Form 8-K filed on July 28, 2020 (File No. 001-38597))
10.4	Environmental Indemnity Agreement, dated as of July 24, 2020, by and among the entities listed on Schedule I thereto, American Finance Operating Partnership, L.P. and Column Financial, Inc. (incorporated by reference to Exhibit 10.3 to The Necessity Retail REIT, Inc.’s Current Report on Form 8-K filed on July 28, 2020 (File No. 001-38597))
10.5	Loan Agreement dated as of December 8, 2017 among Societe Generale and UBS AG as Lenders and the borrowers thereto (incorporated by reference to Exhibit 10.19 to The Necessity Retail REIT, Inc.’s Annual Report on Form 10-K filed on March 19, 2018 (File No. 001-38597))
10.6	Guaranty of Recourse Obligations dated as of December 8, 2017 in favor of Societe Generale and UBS AG (incorporated by reference to Exhibit 10.20 to The Necessity Retail REIT, Inc.’s Annual Report on Form 10-K filed on March 19, 2018 (File No. 001-38597))
10.7	Loan Agreement, dated as of August 30, 2023, among the borrower entities party thereto, and Barclays Capital Real Estate Inc., Société Générale Financial Corporation, Bank of Montreal, and KeyBank National Association (incorporated by reference to Exhibit 10.1 to The Necessity Retail REIT, Inc.’s Current Report on Form 8-K filed on September 5, 2023 (File No. 001-38597))
10.8	Guaranty Agreement, dated as of September 12, 2023, in favor of Barclays Capital Real Estate Inc., Société Générale Financial Corporation, Bank of Montreal, and KeyBank National Association
10.9	Environmental Indemnity Agreement, dated as of September 12, 2023, by Global Net Lease, Inc. and the borrower entities party thereto, for the benefit of Barclays Capital Real Estate Inc., Société Générale Financial Corporation, Bank of Montreal, and KeyBank National Association.

10.10	Registration Rights and Stockholders Agreement dated September 12, 2023, by and between Global Net Lease, Inc., AR Global Investments, LLC, Global Net Lease Special Limited Partnership, LLC, and Necessity Retail Space Limited Partner, LLC
10.11	Employment Agreement, dated July 10, 2017, between AR Global Investments, LLC and James L. Nelson, as amended by the Amendment to Employment Agreement dated March 24, 2022
10.12	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.40 to Global Net Lease, Inc.’s Annual Report on Form 10-K filed on February 28, 2020)
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Mazars LLP
23.3	Consent of Deloitte & Touche LLP
99.1	Press Release, dated September 12, 2023
99.2	The audited financial statements of The Necessity Retail REIT, Inc. as of December 31, 2022 and 2021 and for each of the three years in the period ended December 31, 2022 (incorporated by reference to page F-1 through page F-89 of The Necessity Retail REIT, Inc.’s Annual Report on Form 10-K filed with the SEC on February 23, 2023 (File No. 001-38597))
99.3	Unaudited financial statements of The Necessity Retail REIT, Inc. as of and for the six months ended June 30, 2023 and the related notes for the quarter ended June 30, 2023 (incorporated by reference to page 2 through page 40 of The Necessity Retail REIT, Inc.’s Quarterly Report on Form 10-Q filed with the SEC on May 10, 2023 (File No. 001-38597))
99.4	The combined financial statements of the Internalization Parties (Global Net Lease Advisors LLC, Necessity Retail Advisors, LLC, Global Net Lease Properties, LLC, and Necessity Retail Properties, LLC) for the years ended December 31, 2022 and 2021 (incorporated by reference to pages F-1 through F-16 included in Global Net Lease, Inc.’s Registration Statement Form S-4/A filed with the SEC on July 17, 2023)
99.5	Unaudited combined financial statements of the Internalization Parties (Global Net Lease Advisors LLC, Necessity Retail Advisors, LLC, Global Net Lease Properties, LLC, and Necessity Retail Properties, LLC) as of June 30, 2023 and for the three and six months ended June 30, 2022 and 2023 (incorporated by reference to Exhibit 99.2 to Global Net Lease, Inc.’s Current Report on Form 8-K filed on August 9, 2023)
99.6	The Combined Statements of Revenues and Certain Expenses of CIM for the three months ended March 31, 2022 and for the year ended December 31, 2021 (incorporated by reference to Exhibit 99.1 of The Necessity Retail REIT, Inc.’s Current Report on Form 8-K/A filed with the SEC on June 24, 2022 (File No. 001-38597))
99.7	Unaudited pro forma condensed combined financial statements of the GNL and RTL as of June 30, 2023, for the six months ended June 30, 2023 and for the year ended December 31, 2022 (incorporated by reference to Exhibit 99.1 to our Form 8-K filed on August 9, 2023)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL NET LEASE, INC.

Date: September 12, 2023	By:	/s/ James L. Nelson
	Name:	James L. Nelson
	Title:	Co-Chief Executive Officer